UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2015

XLI Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55118	30-0785773
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6795 Edmond St., 3rd Floor
Las Vegas, NV 89118
Tel: 424-653-0120

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 23, 2015, XLI Technologies, Inc. (formerly known as Mineria y Exploraciones Olympia, Inc.) (the "Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Original 8-K") in connection with the closing of the previously announced share exchange agreement with Bosch International, LLC, a Nevada limited liability company and a merger with and into XLI Technologies, Inc., a wholly-owned subsidiary of the Company. This Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to present certain financial information required under Item 9.01 that was previously omitted in accordance with Item 9.01(a)(4) and Item 9.01(b)(2).

Except for filing of the financial information required under Item 9.01, this 8-K/A does not amend or update any other information contained in the Original 8-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Bosch International LLC as of May 31, 2015, and the unaudited but reviewed interim financial statements for the quarter ended August 31, 2015 are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial information with respect to the transaction described in Item 1.01 of the Original 8-K is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement by and among the Company, Bosch International, LLC and the members of Bosch International, LLC, dated October 20, 2015 (1)

2.2	Agreement and Plan of Merger by and between the Company and its wholly owned subsidiary XLI Technologies, dated October 22, 2015 (1)

3.1	Articles of Incorporation (2)

3.2	Articles of Merger dated October 22, 2015 (1)

3.3	Bylaws (2)

10.1	License Agreement dated May 1, 2015 (1)

21.1	List of Subsidiaries (1)

99.1	Audited financial statements of Bosch International LLC as of May 31, 2015 and the unaudited but reviewed interim financial statements for the quarter-ended August 31, 2015. (3)

99.2	Unaudited pro forma condensed combined financial information of the Company. (3)

(1)	Incorporated by reference to our Form 8-K filed with the SEC on October 23, 2015.

(2)	Incorporated by reference to our Registration Statement on Form S-1 filed on August 16, 2013.

(3)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLI TECHNOLOGIES, INC.

Dated: January 19, 2016	By:	/s/ James Schramm
James Schramm
President & CEO

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